Exhibit 10.11


                      AGREEMENT OF GUARANTY AND SURETYSHIP
                                    (PAYMENT)

                         (COLONIAL DOWNS HOLDINGS, INC.)

         THIS AGREEMENT OF GUARANTY AND SURETYSHIP (PAYMENT) (this "Agreement") is made as of the 26th day of June, 1997 by COLONIAL DOWNS HOLDINGS, INC., a Virginia corporation ( "Guarantor") to and for the benefit of PNC BANK, NATIONAL ASSOCIATION, a national banking association (the "Lender").

                              W I T N E S S E T H:

         WHEREAS, as more fully set forth in a certain Construction Loan Agreement (the "Construction Loan Agreement") of even date herewith by and between Colonial Downs, L.P., a Virginia limited partnership, (the "Borrower"), and Lender, Lender has agreed to make a construction loan (the "Construction Loan") to Borrower in the principal amount of $10,000,000; and

         WHEREAS, as more fully set forth in a certain Revolving Line of Credit Agreement (the "Credit Agreement") of even date herewith between Borrower and Lender, Lender has agreed to make a revolving line of credit (the "Line of Credit") available to Borrower in a maximum principal amount not to exceed $5,000,000; and

         WHEREAS, the execution and delivery of this Agreement is a condition precedent to Lender's making of the Construction Loan and extending the Line of Credit (the Construction Loan and the Line of Credit are hereinafter collectively referred to as the "Loans").

         NOW, THEREFORE, to induce the Lender to make the Loans and for other good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, Guarantor hereby covenants and agrees as follows:

         1. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreements (as hereinafter defined).

         2. Guarantor unconditionally guarantees and becomes surety for the full and timely payment, whether by declaration, acceleration or otherwise, by Borrower of the principal of and interest on all the following (hereinafter collectively referred to as the "Guaranteed Obligations"):

                  (i) all principal, interest and other sums due or to become due under that certain Deed of Trust Note, of even date herewith, given by Borrower to Lender in the principal amount of $10,000,000, as the same may be amended, supplemented, renewed or replaced from time to time (the "Deed of Trust Note"); and


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                  (ii)   all principal, interest and other sums due or to become
                         due under that certain Revolving Credit Note of even date herewith, given by Borrower to Lender in a maximum principal amount of $5,000,000, as the same may be amended, supplemented, renewed or replaced from time to time (the "Credit Note") (the Deed of Trust Note and the Credit Note are hereinafter collectively referred to as the "Notes"); and

                  (iii) the prompt and punctual payment of all sums due or to become due under the Construction Loan Agreement and the Credit Agreement, as the same may be amended, supplemented, renewed, extended or replaced from time to time (collectively, the "Loan Agreements"); and

                  (iv) all sums now or hereafter to be paid to Borrower under all other agreements, instruments and documents given to Lender to evidence, secure or otherwise support the indebtedness evidenced by the Notes (all such agreements, instruments and documents, including the Notes and the Loan Agreements as the same may be amended, supplemented, renewed or replaced from time to time, being hereinafter referred to as the "Loan Documents").

         3. Guarantor agrees to pay the Guaranteed Obligations immediately when due, irrespective of whether or not any one or more of the following events have occurred: (i) Lender has made any demand on Borrower; (ii) Lender has taken any action of any nature against Borrower; (iii) Lender has pursued any rights which Lender has against any other person who may be liable for any of the Guaranteed Obligations; (iv) Lender holds or has resorted to any security for any of the Guaranteed Obligations; or (v) Lender has invoked any other remedies or rights Lender has available with respect to any of the Guaranteed Obligations. The liability of Guarantor as surety and guarantor is unconditional. Guarantor therefore agrees to pay the Guaranteed Obligations even if any of the Loan Documents, or any part thereof, are for any reason invalid or unenforceable. Guarantor further agrees to make full payment to Lender even if circumstances exist which otherwise constitute an equitable discharge of Guarantor as surety or guarantor.

         4. Guarantor waives and agrees not to enforce any of the rights of Guarantor against Borrower unless and until Borrower is no longer liable in any respect to Lender, including, but not limited to: (i) any right of Guarantor to be subrogated in whole or in part to any right or claim with respect to any of the Guaranteed Obligations or any portion thereof to Lender which might otherwise arise from partial payment or performance by Guarantor to Lender on account of the Guaranteed Obligations or any portion thereof; and (ii) any right of Guarantor to require the marshalling of assets of Borrower which might otherwise arise from partial payment or performance by Guarantor to Lender on account of the Guaranteed Obligations or any portion thereof.

         5. Guarantor waives any and all notice with respect to: (i) acceptance by Lender of this Agreement or any of the Loan Documents; and (ii) the provisions of any of the Loan Documents or any other instrument or agreement relating to the Guaranteed Obligations.


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         6. Guarantor waives any presentment, demand, notice of dishonor or nonpayment, protest, notice of protest and notice of non-payment in connection with the Guaranteed Obligations.

         7. Guarantor agrees that Lender may do any of the following without notice to Guarantor and without adversely affecting the validity or enforceability of this Agreement or any other agreement, document or instrument given by Guarantor to Lender in connection with this Agreement or that certain Agreement of Guaranty and Suretyship (Completion) of even date herewith given by Guarantor to Lender: (i) release, surrender, exchange, compromise or settle the Guaranteed Obligations, or any part thereof; (ii) change, renew or waive the terms of the Guaranteed Obligations, or any part thereof; (iii) change, renew or waive the terms of any of the Loan Documents or any other note, instrument or agreement relating to the Guaranteed Obligations, such rights of Lender to include, without limitation, the right to change the rate of interest charged to Borrower (in which event the Guaranteed Obligations shall be deemed also to include all interest at such changed rate); (iv) grant any extension or indulgence with respect to the payment or performance of the Guaranteed Obligations or any part thereof; (v) enter into any agreement of forbearance with respect to the Guaranteed Obligations or any part thereof; (vi) release, surrender, exchange or compromise any security held by Lender for any of the Guaranteed Obligations; (vii) release any person who is a guarantor or surety or who has agreed to purchase the Guaranteed Obligations or any part thereof; and
(viii) release, surrender, exchange or compromise any security or lien held by Lender for the liabilities of any person who is guarantor or surety for the Guaranteed Obligations or any part thereof. Guarantor agrees that Lender may do any of the above as Lender deems necessary or advisable, in Lender's sole discretion, without giving any notice to Guarantor, and that Guarantor will remain liable for full payment of the Guaranteed Obligations. If at any time all or any part of any payment theretofore applied by Lender to any of the liabilities is or must be rescinded or returned by Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Borrower), such liability shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by Lender, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such liabilities, all as though such application by Lender had not been made.

         8. Guarantor agrees that no failure on the part of Lender to exercise any of its rights under this Agreement shall be a waiver of such rights or a waiver of any default by Guarantor. Guarantor further agrees that no waiver or modification of any rights of Lender under this Agreement shall be effective unless in writing and signed by an authorized officer of Lender. Guarantor further agrees that each written waiver shall extend only to the specific instance actually recited in such written waiver and shall not impair the rights of Lender in any other respect.

         9. Guarantor agrees to pay all costs and expenses, including reasonable attorneys' fees, incurred by Lender in successfully enforcing this Agreement against Guarantor. Guarantor further agrees to pay all reasonable costs and expenses, including reasonable attorneys' fees, incurred by Lender in collecting or enforcing the Guaranteed Obligations.


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         10. Guarantor agrees to furnish to Lender, or to cause to be furnished to Lender, the financial statements specified on Schedule I attached hereto at the times specified thereon, which relate to it and its subsidiaries.

         11. Guarantor shall furnish quarterly to the Bank a certificate signed by Guarantor that to the best of its knowledge, Guarantor has kept, observed, complied with, fulfilled and performed in all material respects every term, covenant and condition in this Agreement on its part to be kept and performed; that no Conditional Default or Event of Default exists under this Agreement or under any unsecured Indebtedness of Guarantor (or if one exists, specifying the nature thereof); that no event has occurred or is threatened which if continued would permit the holder of any unsecured Indebtedness of Guarantor to accelerate the maturity thereof; that no material litigation or administrative proceeding has been instituted by or against the Guarantor (or, if such should not be the fact, then the facts and circumstances relating to such event or litigation in detail) and covering such other matters relating to the Guarantor, the Loan or the Collateral as the Lender may reasonably require.

         12. The Guarantor shall comply with all of the financial covenants set forth on Schedule II attached hereto, provided that, Guarantor shall not be required to comply with the covenants set forth in (ii) and (iii) of Schedule II until September 30, 1998.


         13. Guarantor represents and warrants to Lender that:

         (a) the Guarantor is duly organized, validly existing and in good standing under the laws of the State of jurisdiction of its formation and Guarantor has full power and authority to own or lease and operate its properties, and to conduct its affairs as now being conducted and as proposed to be conducted;

         (b) Guarantor has full corporate power and Guarantor has full authority to enter into, execute, deliver and carry out this Agreement and the other Loan Documents and the Construction and Development Documents to which it is a party, and to perform its obligations hereunder and thereunder and all such actions have been duly authorized by all necessary corporate proceedings on each such corporate Guarantor's part;

         (c) this Agreement, the other Loan Documents and the Construction and Development Documents which are required to be executed and delivered prior to the Closing Date pursuant to the terms of the Loan Agreements, have been duly and validly executed and delivered by Guarantor, to the extent Guarantor is a party thereto, and, to the best knowledge of Guarantor, by all other parties thereto. This Agreement, the Environmental Indemnity Agreement and the Completion Guaranty executed by it constitute legal, valid and binding obligations of Guarantor, enforceable against it in accordance with their respective terms;

         (d) neither the execution and delivery of this Agreement, or the execution of the Completion Guaranty executed by it, nor the consummation of the transactions herein or therein



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contemplated, nor compliance with the terms and provisions hereof or thereof, will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the formation documents relating to Guarantor or
(ii) any Governmental Approval, any applicable Law or any material agreement or instrument to which Guarantor is a party or by which it is bound;

         (e) Guarantor is not a party to any agreement or instrument that materially and adversely affects its or his present or proposed business, properties or assets, operation or conditions, financial or otherwise and Guarantor is not in default of the performance, observance, or fulfillment of any of the material obligations, covenants or conditions set forth in any material agreement or instrument to which it is a party;

         (f) except as previously disclosed to the Lender in writing, there is no pending or, to Guarantor's knowledge, threatened litigation or governmental investigation (or any basis therefor known to Guarantor) which questions the capacity, ability or authority of Guarantor to execute, deliver and perform the provisions of this Agreement or the other Loan Documents or the Construction and Development Documents to which it is a party, or if determined adversely to Guarantor, would reasonably be expected to cause a Material Adverse Change;

         (g) the information, financial statements and other financial data furnished by Guarantor to the Lender are true and correct in all material respects and present fairly the financial condition of Guarantor as of the date of such statements or data. All other information given to the Lender by and with respect to the Guarantor is accurate, correct and complete in all material respects, as of the date such information is given; and

         (h) Guarantor is Solvent as of the Closing Date and will be Solvent after giving effect to the transactions contemplated by this Agreement.

         14. Guarantor covenants and agrees that, until the Guaranteed Obligations are paid in full, Guarantor:

                  (a) shall not sell, assign, give, mortgage, pledge, transfer or otherwise dispose of a material portion of its assets for less than adequate consideration; (b) shall maintain its existence and its license or qualification and goodstanding in each jurisdiction in which the nature of its business make such licensing or qualification necessary or appropriate;

                  (c) shall not amend or modify, or permit the amendment or modification of, in any material respect, its organizational documents without providing prior written notice of to the Lender and obtaining the prior written consent of the Lender, which prior written consent shall not be unreasonably withheld or delayed;

                  (d) shall not liquidate, dissolve, consolidate or merge with or into any other corporation, partnership or other entity or permit any other corporation, partnership or other entity to consolidate or merge with or into it without the prior written consent of the Lender; and

                  (e) shall not permit any final judgment obtained against it in excess of $50,000 to remain unpaid for a period of thirty (30) days following the entry thereof without obtaining a stay of execution or bonding or causing such judgment to be bonded.

         15. Guarantor acknowledges that Lender may, in its sole discretion, elect to enforce this Agreement for the Guaranteed Obligations or any part thereof against Guarantor without any duty or responsibility to pursue any other person or entity, and that such an election by Lender shall not be a defense to any action Lender may elect to take against Guarantor.

         16. Guarantor agrees that this Agreement shall be binding upon Guarantor and Guarantor's respective heirs, executors, administrators, successors or assigns and that the death or disability of any person shall in no way impair or affect this Agreement, either with respect to the estate of the person so dying, which shall continue to be bound, or otherwise. Guarantor further agrees that this Agreement shall inure to the benefit of Lender, its successors and assigns. This Agreement shall not be recorded by either the Guarantor or the Lender.

         17. Guarantor agrees that this Agreement shall be governed by and construed in accordance with the Laws of the Commonwealth of Pennsylvania. Guarantor agrees that the Court of Common Pleas of Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania shall have nonexclusive jurisdiction and venue with respect to all actions by or against Guarantor under or pursuant to this Agreement and Guarantor hereby consents to the jurisdiction of such courts and to service of process, effective upon receipt by personal service, overnight express delivery or registered or certified mail to Guarantor at the address given below Guarantor's signature hereto. Guarantor shall promptly notify Lender in writing of any change in Guarantor's address.

         18. Guarantor recognizes that this Agreement when executed constitutes a sealed instrument and, as a result, the instrument will be enforceable as such without regard to any statute of limitations which might otherwise be applicable and without any consideration.

         19. This Agreement may be executed in several counterparts, each of which shall be an original and all of which together shall constitute but one and the same instrument.

         20. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         21. GUARANTOR WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON OR RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS RELATED TO ANY OF THE LOAN DOCUMENTS. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY GUARANTOR, AND GUARANTOR ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS OR HAVE MADE ANY REPRESENTATIONS OF



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FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY
ITS EFFECT. GUARANTOR FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. GUARANTOR AGREES THAT THE OBLIGATIONS EVIDENCED BY THIS AGREEMENT ARE EXEMPTED TRANSACTIONS UNDER THE TRUTH-IN-LENDING ACT, 15 U.S.C. SECTION 1061 ET SEQ.

         22. In no event will the Guarantor's obligations and liabilities under this Agreement be released or in any way affected by the exercise of any rights of Chesapeake Forest Products Company ("Chesapeake") or Delmarva Properties, Inc. ("Delmarva"), under the Deed, including, without limitation, any rights which Chesapeake or Delmarva may have to cause a conveyance or reconveyance of the Project to one or both of them or to assume the Loans.



                               [REMAINDER OF PAGE
                            LEFT INTENTIONALLY BLANK]


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         IN WITNESS WHEREOF, Guarantor intending to be legally bound, has executed this Agreement as of the 26th day of June, 1997.


ATTEST:                                     COLONIAL DOWNS HOLDINGS, INC.,
                                            a  Virginia corporation


                                            By:   /s/ Jeffrey P. Jacobs
----------------------                           ----------------------
Name:                                       Name:  Jeffrey P. Jacobs
Title:                                      Title: CEO

                                            Address:

                                            3610 N. Courthouse Road
                                            P.O. Box 456
                                            Providence Forge, VA 23140
                                            Attn:  O. J. Peterson




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              STATE OF OHIO            )
                                       )SS
         COUNTY OF CUYAHOGA            )

         On this ____ day of _______________, 1997, before me, a notary public, personally appeared , who acknowledged himself to be the of COLONIAL DOWNS HOLDINGS, INC., and that he, as such officer, executed the foregoing instrument on behalf of such corporation for the purposes therein contained.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.





                                 ----------------------------
                                  Notary Public


My Commission expires:


---------------------------



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                                   SCHEDULE I

                                FINANCIAL REPORTS

         Until the Guaranteed Obligations are repaid in full, the Guarantor shall furnish or cause to be furnished to the Lender, within the time periods specified below, the financial reports and information, which relate to it and its subsidiaries:

         (a) As soon as available, but in no event later than forty-five (45) days after each calendar quarter ending March 31, June 30 and September 30, for the Guarantor, balance sheets and statements of income (including statements of cash flow) of Guarantor for such quarter and for the year to date. The foregoing quarterly reports and statements shall be prepared in detail satisfactory to the Lender, and shall be certified by an officer of Guarantor as having been prepared in accordance with GAAP;

         (b) As soon as available, but in no event later than one hundred twenty
(120) days after each fiscal year ending December 31, balance sheets, statements of income, retained earnings and cash flow for Guarantor. Such annual statements shall be prepared in accordance with GAAP and shall be audited and certified by an independent certified public accountant selected by Guarantor and approved by the Lender, whose certification or opinion accompanying such statements shall not contain any material qualification or exception not satisfactory to the Lender;

         (c) At least thirty (30) days prior to the commencement of each fiscal year, during the term of the Construction Loan, annual budgets, annual forecasts and annual capital expenditure projections for the Project in form reasonably acceptable to the Lender;

         (d) All filings made by the Guarantor with the Securities Exchange Commission, including, without limitation, all Forms 10-K and 10-Q, within ten
(10) days after the filing thereof;

         (e) As soon as available, but in no event later than forty-five (45) days after each quarter ending March 31, June 30, and September 30 and in no event later than one hundred and twenty (120) days after the quarter ending December 31 for the Guarantor, certificates of the Guarantor, each as certified by the Chief Financial Officer of such entity, certifying that no Conditional Default, and no Remedies Event shall have occurred and be continuing as of such date and setting forth, in sufficient detail reasonably acceptable to the Lender, calculations substantiating compliance, as of the date of the financial statements, with all financial covenants in this Agreement, including, without limitation, Financial Covenants set forth in Section 12 hereof;


         (f) Information as reasonably requested by the Lender to enable the Lender to perform a review of the financial condition, cash positions and contingent liabilities of the Guarantor;


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         (g) Evidence of payment of real estate taxes within forty-five (45)
days after the due date thereof;

         (h) Evidence satisfactory to the Lender of the renewal of such insurance policies as are required under the Construction Loan Agreement thirty
(30) days prior to the expiration of such insurance policies;

         (i) As soon as available, and in any event, within one hundred fifty
(150) days after September 30 of each calendar year, evidence of the net worth of Jeffrey P. Jacobs as of September 30 of such calendar year, which shall be prepared on a basis consistent with that governing the preparation of statements previously delivered to Lender, and shall fairly present the financial condition of Jeffrey P. Jacobs as of September 30 of such calendar year; and

         (j) As soon as available, and, in any event, within one hundred fifty
(150) days after the end of each calendar year, statements of the net worth of Richard E. Jacobs as of the end of each calendar year, which shall be prepared on a basis consistent with that governing the preparation of statements for Richard E. Jacobs previously delivered to Lender and shall fairly present the financial condition of Richard E. Jacobs as of the end of such calendar year.

                                   SCHEDULE II

                               FINANCIAL COVENANTS



                  (i) The Guarantor will maintain at all times a Net Worth of at least $40,000,000 which includes the Land having a value of $5,000,000 as agreed to by the Lender and the Guarantor;

                  (ii) The Guarantor will maintain at all times a ratio of Total Debt to EBITDA of no more than 1.7 to 1 (calculated on a quarterly basis for the preceding four
                         (4) calendar quarters beginning on September 30, 1998); and

                  (iii) The Guarantor will maintain at all times a ratio of EBITDA to Assumed Debt Service plus Capital Expenditures of at least 3.5 to 1 (calculated on a quarterly basis for the preceding four (4) calendar quarters beginning on September 30, 1998 provided that the principal amount used in the calculation of Assumed Debt Service shall be equal to the maximum amount available under the Line of Credit plus the outstanding principal balance of the Construction Loan on the last day of the applicable period).